AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GOOD EARTH LAND SALES COMPANY

A Florida Corporation

Petie Parnell Maguire certifies that:

1.  Petie Parnell Maguire is the duly elected and acting President and Secretary of the corporation herein above named.

2.  The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

ARTICLE I.

The name of the corporation shall be Good Earth Land Sales Company and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

ARTICLE II.

The nature of the business of the corporation shall be to engage in any lawful activity permitted by the laws of the State of Florida, and desirable to support the continued existence of the corporation.

ARTICLE III.

The total authorized capital stock of the corporation shall be Seventy-Five million (75,000,000) shares of $.01 par value common stock, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

ARTICLE IV.

The initial principal office of the corporation shall be: 4033 12th St., NE, St. Petersburg, FL 33703 located in Pinellas County, Florida. The corporation shall have the power to establish other offices both within and without the State of Florida.

Page -1-

ARTICLE V.

The corporation shall have perpetual existence.

ARTICLE VI.

The registered agent and the office of the resident agent shall be as follows:

Verona Law Group, P.A.: 7235 First Avenue South, St. Petersburg, Florida 33707.

ARTICLE VII.

The governing board of this corporation shall be known as Directors, which shall consist of not less than one (1) Director and not more than fifteen (15) directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than one (1) Director. The election of directors shall be on an annual basis.  Each of the said Directors shall be of full and legal age.  A quorum for the transaction of business shall be a simple majority of the Directors so qualified and present at a meeting. Meetings of the Board of Directors may be held within or without the State of Florida and members of the Board of Directors need not be stockholders.

ARTICLE VIII.

The names and post office addresses of the Board of Directors of the corporation are:

Petie Parnell Maguire: 4033 12th St., NE, St. Petersburg, Florida 33703.

ARTICLE IX.

The names and post office addresses of the Officers, subject to this Charter and the By- Laws of the corporation and the laws of the State of Florida, shall hold office for the first year of business or until removal, resignation or an election is held by the Board of Directors for the election of the officers and or the successors have been duly elected and qualified are:

Petie Parnell Maguire, President: 4033 12th St., NE, St. Petersburg, Florida 33703.

ARTICLE X.

The names and post office addresses of the subscribers to these Articles of Incorporation are:

Petie Parnell Maguire: 4033 12th St., NE, St. Petersburg, Florida 33703.

Page -2-

ARTICLE XI.

It is specified that the date when the corporate existence of the corporation shall commence is the date of filing by the Secretary of State of these Articles of Incorporation.

ARTICLE X.

The corporation shall have the power to indemnify any officer, director, or former officer or director, to the fullest extent permitted by law.

ARTICLE XI.

If all of the directors severally and collectively consent in writing to any action taken or to be taken by the Corporation, and the writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

The undersigned, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Florida, and in pursuance of the general corporation law of the State of Florida, does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set her hand this 14th day of July, 2006.

I further declare under penalty of perjury under the laws of the State of Florida that the matters set forth in this Amended and Restated Articles of Incorporation are true and correct to the best of my knowledge.

/s/ PETIE PARNELL MAGUIRE

Petie Parnell Maguire

DONE and DATED this 14th  day of July, 2006.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this 14th  day of July, 2006, personally appeared before me, a Notary Public in and for said County and State, Petie Parnell Maguire, President of Good Earth Land Sales Company, who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

Page -3-

SUBSCRIBED and SWORN to before me

this 14th day of July, 2006.

/s/Valerie Daoust Valerie Daoust NOTARY PUBLIC, in and for said County and State.	(Seal)	Notary Public State of Florida Valerie Daoust My Commission # DD 251505 Expires September 18, 2007 1-800-3-NOTARY FL Notary Discount Assoc. Co.

Page -4-

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

In accordance with Title XXXVI, Chapter 607, Section 607.1007 of the Florida Statutes, the Board of Directors of Good Earth Land Sales Company has approved the filing of Amended and Restated Articles of Incorporation and that this Restatement does contain amendment(s) that required shareholder approval and that the Board of Directors adopted the Restatement after submission of the same to the shareholders and a majority approval by the shareholders.

The Shareholders at a meeting duly held on the 3rd day of July, 2006, adopted the Restated Articles of Incorporation and any and all amendments, to the original Articles of Incorporation of Good Earth Land Sales Company and that the number of votes cast for the amendment(s) by the shareholders was sufficient for approval in accordance with Title XXXVI, Chapter 607, Section 607.1006.

The undersigned, being the President and Secretary, for the purpose of filing this Certificate with the State of Florida, and in pursuance of the general corporation law of the State of Florida does make and file this certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set her hand this 14th day of July, 2006.

/s/ PETIE PARNELL MAGUIRE

Petie Parnell Maguire

DONE and DATED this 14th  day of July, 2006.

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this 14th  day of July, 2006, personally appeared before me, a Notary Public in and for said County and State, Petie Parnell Maguire, President and Secretary of Good Earth Land Sales Company, who proved to be the above named officer and acknowledged that she executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this 14th  day of July, 2006.

/s/Valerie Daoust Valerie Daoust NOTARY PUBLIC, in and for said County and State.	(Seal)	Notary Public State of Florida Valerie Daoust My Commission # DD 251505 Expires September 18, 2007 1-800-3-NOTARY FL Notary Discount Assoc. Co.

Page -5-

WRITTEN ACCEPTANCE BY REGISTERED AGENT

I, Verona Law Group, P.A., the undersigned, being the registered agent for GOOD EARTH LAND SALES COMPANY, do hereby state that I am familiar with and accept the duties and responsibilities as registered agent for the said corporation. I hereby declare and certify the facts hereinabove stated are true, and accordingly hereunto set my hand this 17  day of July, 2006.

/s/ JAY VERONA

Jay Verona

Verona Law Group, P.A. by

STATE OF FLORIDA

)

)

SS

COUNTY OF PINELLAS

)

On this 17 day of July, 2006, personally appeared before me, a Notary Public in and for said County and State, Verona Law Group, P.A., registered agent of Good Earth Land Sales Company, who proved to be the above named registered agent and acknowledged that it executed the above instrument freely and voluntarily for the uses and purposes therein mentioned for, and on behalf of said corporation and under its corporate seal.

SUBSCRIBED and SWORN to before me

this 17 day of July, 2006.

/s/CONNIE S BEWYER Connie S Bewyer NOTARY PUBLIC, in and for said County and State.	(Seal)	CONNIE S BEWYER Comm# DD 0400196 Expires 3/16/2009 Bonded thru (800) 432-4254 Notary Public State of Florida Florida Notary Assoc. Inc.

Page -6-